BRF S.A.

Publicly-Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

Ordinary General Shareholders’ Meeting to be held on 04.29.2019

DISTANCE VOTING FORM

1. Name or corporate designation of shareholder (without abbreviations)
2. Corporate (CNPJ) or individual (CPF) tax number of shareholder	2.1. E-mail address of shareholder for communication with the Company related to the Voting Form
3. Guidance for completing the Distance Voting Form

Should you choose to exercise your right to vote from a distance, within the terms of article 21-A et. seq. of CVM Instruction No. 481/2009, the shareholder must complete the Distance Voting Form (“Distance Voting Form”), that will only be regarded as valid, and the votes presented here counted in the quorum of the General Meeting, if the following instructions are observed: (i) all the fields must be duly completed; (ii) all the pages must be initialed; and (iii) the last page must be signed by the shareholder or his/her/its legal representative(s), as the case may be, and within the terms of the effective law.

The Company does not require the certification of the signature on the Distance Voting Form, neither its consularization.

On 04.22.2019 (inclusive) the deadline for the receipt of the Distance Voting Form duly completed according to instructions below will be expired.

It should be stressed that in order for the Distance Voting Form to have an effect, the date of 04.22.2019 will be the last day for its RECEIPT in one of the 3 forms that are listed below, and not the last day for it to be mailed. If the Distance Voting Form is received after 04.22.2019, the votes will not be counted.

4.            Guidance for delivering the Distance Voting Form

The shareholder that chooses to exercise its remote voting rights by means of this Distance Voting Form, shall complete it observing the aforementioned guidance and send it: (i) to the Company or (ii) to the Custodian (iii) or to the Bookkeeper, following the instructions below:

(i)            To the Company: besides the Distance Voting Form, the shareholder shall submit a certified copy of the following documents (dismissed notarization for the ones available at the website of CVM): Individual – ID with a picture of the shareholder or his/her legal representative: Brazilian national’s ID, Foreign Resident’s ID, Brazilian driver’s license, passport or class association ID. Legal Entity and Investment Funds - a) ID with a picture of the shareholder or its legal representative: Brazilian national’s ID, foreign resident’s ID, Brazilian driver’s license, passport or class association ID; b) Articles of Association or consolidated and current Bylaws (in the case of a Legal Entity) or the consolidated and current fund regulations  and Bylaws or Articles of Association of its manager, as the case may be (in the case of Investments Funds); and c) a document evidencing powers of representation.

(ii)           To the Custodian: this option destines, exclusively, to shareholders holders of shares in custody at B3 S.A. – Brasil, Bolsa, Balcão (“B3”). In this case, the distance vote shall be exercised by the shareholders according to the procedures adopted by its custody agents. For such, the shareholder shall contact his Custody Agents and verify the procedures established by them for the issue of the instructions of vote via Distance Voting Form, as well as the documents and information required by them for such.

(iii)          To the Bookkeeper: this option is exclusively for the holders of shares deposited with Itaú Corretora de Valores S.A. (“Itaú”), bookkeeper of shares issued by the Company. Itaú has set up a Digital Meeting website, a secure solution where it is possible to execute remote voting. In order to vote via website, the shareholder must register and have a digital certificate. Information on registering and the step-by-step process for issuing the digital certificate are described in the website: http://www.itau.com.br/securitiesservices/assembleiadigital/.

5.            Postal and electronic address to send the distance voting form, should the shareholder decide to deliver the document directly to the Company

BRF S.A.

Address: Avenida das Nações Unidas, 8.501 – Zip Code 05425-070, Pinheiros, São Paulo (SP), to the attention of the Legal - Corporate Department.

e-mail: acoes@brf-br.com

Person for contact: Cristiana Rebelo Wiener.

6.            Indication of the institution engaged by the Company to provide bookkeeping services for the shares, with name, physical and electronic addresses, telephone number and contact person

Itaú Corretora de Valores S.A.

           E-mail: escrituracaoacoes@itau-unibanco.com.br

Address: Rua Ururaí, 111, Prédio B, Térreo, São Paulo, SP, Zip Code 03084 010

Contact: Shareholders attendance

Telephone: (11) 3003-9285 (state capitals and metropolitan regions)/0800 7209285 (other locations) – Hours of attendance: working days from 09:00 a.m. to 06:00 p.m.

Resolutions to be taken at the Ordinary General Shareholders’ Meeting

7.            To take the account of the managers, to examine, discuss and vote on the Management Report, the Financial Statements and other documents related to the fiscal year ended on December 31, 2018:

[   ] Approve         [   ] Reject         [   ] Abstain

8.            To set the annual global compensation of the management for the 2019 fiscal year in the amount up to R$90.5 million, which covers the limit proposed for the fixed compensation (salary or management fees, direct and indirect benefits and social contributions), severance benefits, variable compensation (profit sharing) and amounts related to the Stock Option Plan and Restricted Shares Plan of the Company:

[   ] Approve         [   ] Reject         [   ] Abstain

9.            To authorize, as a complementation to the resolution provided in item (ii) of the agenda of the Ordinary General Shareholders’ Meeting, the increase of up to R$27.8 million to the amount of the annual global compensation of the Company’s management for the 2019 fiscal year, which shall only be applicable in case the Board of Directors approves, based on Article 24 of the Bylaws, the increase of number of members of the Company’s Board of Officers to up to eight (8) members, in which case the global annual compensation of the Company’s management for the 2019 fiscal year shall be of up to R$118.3 million:

[   ] Approve         [   ] Reject         [   ] Abstain

10.         Election of members of the Fiscal Council

Attilio Guaspari / Susana Hanna Stiphan Jabra:

[   ] Approve         [   ] Reject         [   ] Abstain

Maria Paula Soares Aranha / Mônica Hojaij Carvalho Molina:

[   ] Approve         [   ] Reject         [   ] Abstain

André Vicentini / Valdecyr Maciel Gomes:

[   ] Approve         [   ] Reject         [   ] Abstain

11.      To set an annual global compensation for the 2019 fiscal year for the members of the Fiscal Council in the amount corresponding to, at least, ten percent (10%) of the average of the compensation paid to the Company’s Board of Officers (not including benefits, representation allowances and profit sharing), under the terms of Article 162, § 3, of Law No. 6,404/1976:

[   ] Approve         [   ] Reject         [   ] Abstain

[City], [date]

__________________________________________

Name and signature of the Shareholder

Extraordinary General Shareholders’ Meeting to be held on 04.29.2019

DISTANCE VOTING FORM

1. Name or corporate designation of shareholder (without abbreviations)
2. Corporate (CNPJ) or individual (CPF) tax number of shareholder	a. E-mail address of shareholder for communication with the Company related to the Voting Form
3. Guidance for completing the Distance Voting Form

Should you choose to exercise your right to vote from a distance, within the terms of article 21-A et. seq. of CVM Instruction No. 481/2009, the shareholder must complete the Distance Voting Form (“Distance Voting Form”), that will only be regarded as valid, and the votes presented here counted in the quorum of the General Meeting, if the following instructions are observed: (i) all the fields must be duly completed; (ii) all the pages must be initialed; and (iii) the last page must be signed by the shareholder or his/her/its legal representative(s), as the case may be, and within the terms of the effective law.

The Company does not require the certification of the signature on the Distance Voting Form, neither its consularization.

On 04.22.2019 (inclusive) the deadline for the receipt of the Distance Voting Form duly completed according to instructions below will be expired.

It should be stressed that in order for the Distance Voting Form to have an effect, the date of 04.22.2019 will be the last day for its RECEIPT in one of the 3 forms that are listed below, and not the last day for it to be mailed. If the Distance Voting Form is received after 04.22.2019, the votes will not be counted.

4.            Guidance for delivering the Distance Voting Form

The shareholder that chooses to exercise its remote voting rights by means of this Voting List may complete it observing the aforementioned guidance and send it: (i) to the Company or (ii) to the Custodian (iii) or to the Bookkeeper, following the instructions below:

(i)            To the Company: besides the Distance Voting Form, the shareholder shall submit a certified copy of the following documents (dismissed notarization for the ones available at the website of CVM): Individual – ID with a picture of the shareholder or his/her legal representative: Brazilian national’s ID, Foreign Resident’s ID, Brazilian driver’s license, passport or class association ID. Legal Entity and Investment Funds - a) ID with a picture of the shareholder or its legal representative: Brazilian national’s ID, foreign resident’s ID, Brazilian driver’s license, passport or class association ID; b) Articles of Association or consolidated and current Bylaws (in the case of a Legal Entity) or the consolidated and current fund regulations  and Bylaws or Articles of Association of its manager, as the case may be (in the case of Investments Funds); and c) a document evidencing powers of representation.

(ii)           To the Custodian: this option destines, exclusively, to shareholders holders of shares in custody at B3 S.A. – Brasil, Bolsa, Balcão (“B3”). In this case, the distance vote shall be exercised by the shareholders according to the procedures adopted by its custody agents. For such, the shareholder shall contact his Custody Agents and verify the procedures established by them for the issue of the instructions of vote via Distance Voting Form, as well as the documents and information required by them for such.

(iii)          To the Bookkeeper: this option is exclusively for the holders of shares deposited with Itaú Corretora de Valores S.A. (“Itaú”), bookkeeper of shares issued by the Company. Itaú has set up a Digital Meeting website, a secure solution where it is possible to execute remote voting. In order to vote via website, the shareholder must register and have a digital certificate. Information on registering and the step-by-step process for issuing the digital certificate are described in the website: http://www.itau.com.br/securitiesservices/assembleiadigital/.

5.            Postal and electronic address to send the distance voting form, should the shareholder decide to deliver the document directly to the Company

BRF S.A.

Address: Avenida das Nações Unidas, 8.501 – Zip Code 05425-070, Pinheiros, São Paulo (SP), to the attention of the Legal - Corporate Department.

e-mail: acoes@brf-br.com

Person for contact: Cristiana Rebelo Wiener.

6.            Indication of the institution engaged by the Company to provide bookkeeping services for the shares, with name, physical and electronic addresses, telephone number and contact person

Itaú Corretora de Valores S.A.

           E-mail: escrituracaoacoes@itau-unibanco.com.br

Address: Rua Ururaí, 111, Prédio B, Térreo, São Paulo, SP, Zip Code 03084 010

Contact: Shareholders attendance

Telephone: (11) 3003-9285 (state capitals and metropolitan regions)/0800 7209285 (other locations) – Hours of attendance: working days from 09:00 a.m. to 06:00 p.m.

Resolutions to be taken at the Extraordinary General Shareholders’ Meeting

7.    To amend the Restricted Shares Grant Plan of the Company (“Grant Plan”), in order to expressly provide that: (i) the Grant Plan shall be administrated by the Board of Directors in observance of the provisions of the Company’s Bylaws and the current applicable legislation, respecting the limits of the global annual compensation of the managers; and (ii) the payments to the beneficiaries of the Grant Plan may be made in cash or in shares issued by the Company, as well as to ratify the payments already made to the Grant Plan’s beneficiaries according to its new terms:

[   ] Approve         [   ] Reject         [   ] Abstain

[City], [date]

__________________________

Name and signature of the Shareholder